UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Rate Increase and Rate Design Filing - Michigan Public Service Commission Service Area

On May 25, 2006, the Company filed a request with the Michigan Public Service Commission (the “MPSC” or “Commission”) seeking authority to increase the Company’s base rates for service by approximately $18.1 million, in total. The Company’s request covers approximately 240,000 residential, commercial, and industrial customers in Michigan whose rates and terms and conditions of service are determined by the Commission.

As part of its filing, the Company also has proposed to change various aspects of the Company’s rate design (meaning the way in which the costs of providing service to customers are collected in base rates and other rates and charges). These proposed rate design changes include: (i) elimination of a consumption-based distribution charge for residential customers, to be replaced by a fixed monthly service charge (which would include the current fixed monthly customer charge) for those customers; (ii) collection of Lost and Unaccounted-for (“LAUF”) gas costs in the Gas Cost Recovery rate or, in the alternative, an annual “true-up” of LAUF gas costs allowed by the MPSC in base rates and the Company’s actual LAUF gas costs; (iii) an annual “true-up” of the uncollectible (or bad debt) expense allowed by the MPSC in base rates and the Company’s actual uncollectible expense; (iv) the recovery of certain Company -sponsored or -funded conservation program costs; and (v) the recovery of the capital-related costs associated with the replacement of certain bare steel mains and storage field compressors.

The Company’s proposed base rates and rate design proposals are subject to review and approval by the Commission. This process may include discussion of these proposals, in detail, with the MPSC staff and others and one or more public evidentiary hearings. New base rates, if any, and the rate design ultimately approved by the Commission may differ from what has been proposed by the Company in this filing. In addition, there are relationships between the Company’s proposed base rate increase and its rate design proposals, such that new base rates will be directly affected by the Commission’s rate design decisions as well as by other factors influencing the costs of providing service to customers (including the then-current market price of natural gas). While the Company has asked that the MPSC act on the Company’s filing by no later than March 2007, the Company is unable to predict either when the Commission will act on the Company’s filing or the outcome of any Commission proceeding to consider this filing. A copy of the press release announcing the filing is attached hereto as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits:

   99    Press Release issued May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Date: May 26, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference

99	Press Release issued May 26, 2006.	x